Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION OF

MEDPACE HOLDINGS, INC.

(Originally incorporated on February 18, 2014

under the name Camargo Holdings, Inc.)

FIRST: The name of the corporation (hereinafter called the “Corporation”) is:

Medpace Holdings, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “General Corporation Law”) or any applicable successor act thereto, as the same may be amended from time to time.

FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 255,000,000 shares. The Corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 250,000,000 shares, $0.01 par value per share. The total number of shares of Preferred Stock authorized to be issued is 5,000,000 shares, $0.01 par value per share.

A. Common Stock.

1. Voting.

(a) Each holder of Common Stock entitled to vote at any meeting of stockholders of the Corporation shall be entitled to one vote, in person or by proxy, for each share of Common Stock held by such holder on the applicable record date which has voting power upon the matter in question.

(b) Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by a vote of the holders of the capital stock of the Corporation entitled to vote thereon, without a separate vote of any holders of the Common Stock or Preferred Stock, or of any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

(c) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation or to a Preferred Stock Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or a Preferred Stock Designation or pursuant to the General Corporation Law as currently in effect or as the same may hereafter be amended.

2. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of capital stock of the Corporation as, if and when declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.

3. Liquidation. Subject to applicable law and the rights, if any, of the holders of any class or series of Preferred Stock, in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of any series of Preferred Stock entitled thereto, the remaining assets and funds of the Corporation available for distribution, if any, shall be divided among and paid ratably to the holders of the shares of Common Stock in proportion to the number of shares of Common Stock held by each such Common Stock holder. A consolidation, reorganization or merger of the Corporation with any other person or persons, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation, or winding up of the Corporation within the meaning of this Article FOURTH, Section A.3.

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide, by resolution or resolutions from time to time, for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without approval of the stockholders of the Corporation, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designations, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designations, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock and the qualifications, limitations and restrictions thereof may differ from those of any and all other series at any time outstanding. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates on which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) restrictions on the issuance of shares of the same series or any other class or series;

(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

each of which as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such Preferred Stock. Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior, rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law.

B. Number. Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors (each a “Director”) constituting the entire Board of Directors shall be fixed from time to time solely by resolution adopted by a majority of the total number of authorized Directors. The initial number of Directors shall be six (6), which may be subsequently modified in accordance with this Certificate of Incorporation.

C. Classification. The Board of Directors (other than those Directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation (the “Preferred Stock Directors”)) shall be divided into three classes, with the terms of the classes elected at the annual meetings of stockholders held in 2022, 2023 and 2024, respectively, expiring at the third annual meeting of stockholders held after the election of such classes, provided that the division of the directors into classes shall terminate at the annual meeting of stockholders held in 2027. Any Director elected by stockholders at or before the 2024 annual meeting of stockholders will be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. Each Director (other than Preferred Stock Directors) elected by stockholders at an annual meeting held after the 2024 annual meeting of stockholders will be elected to hold office for a term expiring at the next annual meeting of stockholders and until the election and qualification of their respective successors in office.

D. Vacancies and Newly Created Directorships. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office and entitled to vote thereon, even though less than a quorum or by a sole remaining Director entitled to vote thereon, and not by the stockholders of the Corporation. Prior to the date of the 2027 annual meeting of stockholders, any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified. From and after the date of the 2027 annual meeting of stockholders, any Director appointed or elected in accordance with the preceding sentences of this Section D of Article FIFTH will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

E. Removal. Any Director serving in a class of directors elected for a term expiring at the third annual meeting following the election of such class shall be removable only for cause, and all other Directors shall be removable either with or without cause. Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, any Director, or the entire Board of Directors, may be removed from office at a meeting called for that purpose, in accordance with Section 141(k) of the General Corporation Law.

F. Preferred Stock. During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors shall automatically be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director’s successor shall have been duly elected and qualified, or until such Director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the

Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorized number of Directors of the Corporation shall be reduced accordingly.

G. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders of the Corporation before a meeting of stockholders of the Corporation shall be given in the manner provided by the Bylaws of the Corporation (the “Bylaws”).

SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws subject to any limitations contained therein.

SEVENTH: No Director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. Furthermore, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law the Directors and officers of the Corporation (each an “Officer”) if any such person was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a Director or Officer or, while a Director or Officer, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity. Any amendment, modification or repeal of either (or both) of the two preceding sentences shall not adversely affect any right or protection of a Director or Officer hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

EIGHTH: Unless and except to the extent that the Bylaws shall so require, the election of Directors need not be by written ballot.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the General Corporation Law. For the avoidance of doubt, the Corporation expressly elects to be governed by Section 242(d) of the General Corporation Law. All rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

TENTH: Except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock or as otherwise previously approved by the affirmative vote of Directors constituting a majority of the Board of Directors, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be effected by written consent of stockholders of the Corporation in lieu of a meeting of stockholders of the Corporation. Furthermore, stockholders of the Corporation at an annual meeting may only consider proposals or nominations specified in the notice of the annual meeting or brought before the annual meeting by or at the direction of the Board of Directors or by a qualified stockholder of the Corporation who is of record on the record date for the annual meeting, who is entitled to vote at the annual meeting, who has delivered timely written notice in proper form to the secretary of the Corporation of such qualified stockholder’s intention to bring such business before the annual meeting in accordance with the Bylaws and who otherwise meet the requirements set forth in the Bylaws.

ELEVENTH: Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time only by such persons as may be authorized by the Bylaws.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any Director, Officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

THIRTEENTH: To the fullest extent permitted by law, each of Cinven Capital Management (V) General Partner Limited, a Guernsey limited company (“Cinven”), or any of its direct or indirect affiliates or any Director who is not employed by the Corporation (including any Director who is not an employee of the Corporation but who serves as an Officer, in both his or her Director and Officer capacities) or his or her or its affiliates has no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or any of its affiliates engage or propose to engage or (ii) otherwise competing with the Corporation or any of its affiliates. In addition, to the fullest extent permitted by law, in the event that Cinven or any Director that is not an employee of the Corporation acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Corporation or its affiliates, such person or entity will have no duty to communicate or offer such transaction or business opportunity to the Corporation or any of its affiliates and such person or entity may take any such opportunity for himself or herself or itself, or offer it to another person or entity. To the fullest extent permitted under Section 122(17) of the General Corporation Law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, potential corporate or business opportunities that are from time to time presented to (1) Cinven or any of its direct or indirect affiliates or (2) one or more of the Directors or stockholders who are not employed by the Corporation (including, any Director who is not an employee of the Corporation but who serves as an Officer, in both his or her Director and Officer capacities) or his or her affiliates. Additionally, to the fullest extent permitted by law, no corporate or business opportunity will be deemed to be a potential corporate or business opportunity for the Corporation unless (i) the Corporation would be permitted to undertake such opportunity under this Certificate of Incorporation, (ii) at the time that the Corporation receives notice of such opportunity, the Corporation has sufficient financial resources to undertake such opportunity and (iii) such opportunity is in line and consistent with the business activities conducted by the Corporation at the time that the Corporation receives notice of such opportunity.

[Signature Page Follows]

In witness whereof, this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions hereof, and it having been duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer on the date set forth below.

MEDPACE HOLDINGS, INC.

By:	/s/ Stephen P. Ewald
Name: Stephen P. Ewald
Title: General Counsel and Corporate Secretary
DATED: May 15, 2026